                                                                     EXHIBIT 1.1


                                           Units
                            STAR GAS PARTNERS, L.P.

                                 Common Units

                            UNDERWRITING AGREEMENT
                            ----------------------

                                                               ___________, 1999


PAINEWEBBER INCORPORATED
CIBC OPPENHEIMER CORP.
DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
A.G. EDWARDS & SONS, INC.
LEHMAN BROTHERS INC.
PRUDENTIAL SECURITIES INCORPORATED
DAIN RAUSCHER WESSELS, A DIVISION OF DAIN RAUSCHER INCORPORATED
     As Representatives of the
     several Underwriters
c/o PaineWebber Incorporated
1285 Avenue of the Americas
New York, New York 10019

Ladies and Gentlemen:

         Star Gas Partners, L.P., a Delaware limited partnership (the
"Partnership"), proposes to sell an aggregate of            Common Units
representing limited partner interests in the Partnership (the "Firm Units"), to you and the other underwriters named in schedule 1 (collectively, the "Underwriters"), for whom you are acting as representatives (the "Representatives"). The Partnership has also agreed to grant to the several Underwriters an option (the "Option") to purchase up to an aggregate of additional common units (the "Option Units") on the terms and for the purposes set forth in Section 1(b). The Firm Units and the Option Units are hereinafter collectively referred to as the "Units."

         The initial public offering price per Unit and the purchase price per Unit to be paid by the several Underwriters shall be agreed upon by the Partnership and the Representatives, acting on behalf of the several Underwriters, and such agreement shall be set forth in a separate written instrument substantially in the form of Exhibit A hereto (the "Price Determination Agreement"). The Price Determination Agreement may take the form of an exchange of any standard form of written telecommunication among the Partnership and PaineWebber Incorporated ("PaineWebber") on behalf of the Representatives and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Units will be governed by this Agreement, as supplemented by the Price Determination Agreement. From and after the date of the execution and delivery of the Price Determination Agreement, this Agreement shall be deemed to incorporate, and, unless the context otherwise indicates, all references contained

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herein to "this Agreement" and to the phrase "herein" shall be deemed to include, the Price Determination Agreement.

         On the Closing Date (as hereinafter defined) the Partnership will acquire Petroleum Heat and Power Co., Inc. ("Petro") as part of a four-part transaction (the "Transaction"). The four principal parts of the Transaction are as follows:

                  (i) Pursuant to the terms of an Agreement and Plan of Merger (the "Merger Agreement") entered into on October 22, 1998, that was amended and restated on February 3, 1999 between the Partnership and Petro, Petro will become a wholly-owned, indirect subsidiary of the Partnership through (1) a merger of one of the Partnership's wholly-owned Subsidiaries into Petro and (2) an exchange by affiliates of Petro of their Petro common stock for senior subordinated units, junior subordinated units and general partner units of the Partnership.

                  (ii) The Partnership will offer Common Units and separately, Petro will offer (the "Notes Offering") Senior Secured Notes (the "Notes"). The Partnership, along with Petro Holdings, Inc., a Minnesota corporation and the parent corporation of Petro ("Petro Holdings"), will guarantee (the "Guarantees") the Notes. The Partnership will use the proceeds from these offerings to redeem or restructure certain public and private debt and preferred stock of Petro.

                  (iii) As a result of the Transaction, Star Gas Corporation, a Delaware corporation ("Star Gas Corporation") will become a subsidiary of the Partnership. The Partnership will substitute a new general partner (the "General Partner"), Star Gas LLC, a Delaware limited liability company ("Star Gas LLC") for Star Gas Corporation.

                  (iv) The Partnership will amend its Agreement of Limited Partnership (the "Partnership Agreement") among the General Partner and the limited partners of the Partnership, which is in effect prior to the Transaction. The amendment will, among other things, facilitate the consummation of the Transaction and increase the Partnership minimum quarterly distribution from $0.55 to $0.575 per Common Unit per quarter.

         The Partnership confirms as follows its agreements with the Representatives and the several other Underwriters.

SECTION 1.        Agreement to Sell and Purchase.

                  (a) On the basis of the representations, warranties and agreements of the Partnership herein contained and subject to all the terms and conditions of this Agreement, the Partnership agrees to issue and sell to each Underwriter, and each Underwriter, severally and not jointly, agrees to purchase from the Partnership, at the purchase price per Firm Unit to be agreed upon by PaineWebber on behalf of the Representatives and the Partnership in accordance with Section 1(c) or 1(d) hereof and set forth in the Price Determination Agreement, the number of Firm Units (subject to such adjustments to eliminate fractional units as PaineWebber on behalf of the Representatives may determine) which bears the same proportion to the total number of Firm Units to be sold by the Partnership as the number of Firm Units set forth opposite the name of

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such Underwriter in Schedule 1 bears to the total number of Firm Units, plus such additional number of Firm Units which such Underwriter may become obligated to purchase pursuant to Section 8 hereof. Schedule 1 may be attached to the Price Determination Agreement.

                  (b) Subject to all the terms and conditions of this Agreement, the Partnership grants the Option to the Underwriters to purchase, severally and
not jointly, up to          Option Units from the Partnership at the same price
per Option Unit as the Underwriters shall pay for each of the Firm Units. The Option may be exercised only to cover over-allotments in the sale of the Firm Units by the Underwriters and may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of this Agreement (or, if the Partnership has elected to rely on Rule 430A, on or before the 30th day after the date of the Price Determination Agreement), upon written or telegraphic notice (the "Option Units Notice") by PaineWebber on behalf of the Representatives to the Partnership no later than 12:00 noon, New York City time, at least two and no more than five business days before the date specified for closing in the Option Units Notice (the "Option Closing Date") setting forth the aggregate number of Option Units to be purchased and the time and date for such purchase. On the Option Closing Date, the Partnership will sell to the Underwriters the number of Option Units set forth in the Option Units Notice, and each Underwriter will purchase such percentage of the Option Units as is equal to the percentage of Firm Units that such Underwriter is purchasing, as adjusted by PaineWebber on behalf of the Representatives in such manner as it deems advisable to avoid fractional units.

                  (c) The initial public offering price per Firm Unit and the purchase price per Firm Unit to be paid by the several Underwriters shall be agreed upon and set forth in the Price Determination Agreement, if the Partnership has elected to rely on Rule 430A. In the event such price has not been agreed upon and the Price Determination Agreement has not been executed by the close of business on the fourteenth business day following the date on which the Registration Statement (as hereinafter defined) becomes effective, this Agreement shall terminate forthwith, without liability of any party to any other party except that Section 6 shall remain in effect.

                  (d) If the Partnership has elected not to rely on Rule 430A, the initial public offering price per Firm Unit and the purchase price per Firm Unit to be paid by the several Underwriters shall be agreed upon and set forth in the Price Determination Agreement, which shall be dated the date hereof, and an amendment to the Registration Statement containing such per unit price information shall be filed before the Registration Statement becomes effective.

SECTION 2.        Delivery and Payment.

         Delivery of the Firm Units shall be made to the several Underwriters for their accounts at the office of PaineWebber Incorporated, 1285 Avenue of the Americas, New York, New York 10019, credit to the account of the Partnership with the Depository Trust Company, against payment of the purchase price by wire transfer of Federal Funds or similar same day funds to an account designated in writing by the Partnership to PaineWebber at least one business day prior to the Closing Date. Such payment shall be made at 10:00 a.m., New York City time, on the third business day (or fourth business day, if the Price Determination Agreement is executed after 4:30

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p.m.) after the date on which the first bona fide offering of the Units to the public is made by the Underwriters or at such time on such other date, not later than ten business days after such date, as may be agreed upon by the Partnership and PaineWebber on behalf of the Representatives (such date is hereinafter referred to as the "Closing Date").

         To the extent the Option is exercised, delivery of the Option Units against payment by the Underwriters (in the manner specified above) will take place at the offices specified above for the Closing Date at the time and date (which may be the Closing Date) specified in the Option Units Notice.

         Certificates evidencing the Units shall be in definitive form and shall be registered in such names and in such denominations as PaineWebber on behalf of the Representatives shall request at least two business days prior to the Closing Date or the Option Closing Date, as the case may be, by written notice to the Partnership. For the purpose of expediting the checking and packaging of certificates for the Units, the Partnership agrees to make such certificates to be sold by the Partnership available for inspection at least 24 hours prior to the Closing Date or the Option Closing Date, as the case may be.

         The cost of original issue tax stamps, if any, in connection with the issuance and delivery of the Firm Units by the Partnership to the respective Underwriters shall be borne by the Partnership. The Partnership will pay and save each Underwriter and any subsequent holder of the Units harmless from any and all liabilities with respect to or resulting from any failure or delay in paying Federal and state stamp and other transfer taxes, if any, which may be payable or determined to be payable in connection with the original issuance or sale to such Underwriter of the Firm Units and Option Units.

SECTION 3.        Representations and Warranties.

         The Partnership represents, warrants and covenants to each Underwriter that:

                  (a) The Partnership meets the requirements for use of Form S-3 and a registration statement (Registration No. 333-68329) on Form S-3 relating to the Units, including a preliminary prospectus and such amendments to such registration statement as may have been required to the date of this Agreement, has been prepared by the Partnership under the provisions of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (collectively referred to as the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and has been filed with the Commission. The term "preliminary prospectus" as used herein means a preliminary prospectus as contemplated by Rule 430 or Rule 430A ("Rule 430A") of the Rules and Regulations included at any time as part of the registration statement. Copies of such registration statement and amendments and of each related preliminary prospectus have been delivered to the Representatives. The term "Registration Statement" means such registration statement as amended at the time it becomes or became effective (the "Effective Date"), including financial statements and all exhibits and any information deemed to be included by Rule 430A or Rule 434 of the Rules and Regulations. If the Partnership files a registration statement to register a portion of the Units and relies on Rule 462(b) of the Rules and Regulations for such registration statement to become effective upon

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filing with the Commission (the "Rule 462 Registration Statement"), then any reference to the "Registration Statement" shall be deemed to include the Rule 462 Registration Statement, as amended from time to time. The term "Prospectus" means the prospectus as first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations or, if no such filing is required, the form of final prospectus included in the Registration Statement at the Effective Date. Any reference herein to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the Effective Date or the date of such preliminary prospectus or the Prospectus, as the case may be. Any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date, or the date of any preliminary prospectus or the Prospectus, as the case may be, and deemed to be incorporated therein by reference.

                  (b) On the Effective Date, the date the Prospectus is first filed with the Commission pursuant to Rule 424(b) (if required), at all times subsequent to and including the Closing Date and, if later, the Option Closing Date and when any post-effective amendment to the Registration Statement becomes effective or any amendment or supplement to the Prospectus is filed with the Commission, the Registration Statement and the Prospectus (as amended or as supplemented if the Partnership shall have filed with the Commission any amendment or supplement thereto), including the financial statements included or incorporated by reference in the Prospectus, did or will comply with all applicable provisions of the Act, the Exchange Act, the rules and regulations thereunder (the "Exchange Act Rules and Regulations") and the Rules and Regulations and will contain all statements required to be stated therein in accordance with the Act, the Exchange Act, the Exchange Act Rules and Regulations and the Rules and Regulations. On the Effective Date and when any post-effective amendment to the Registration Statement becomes effective, no part of the Registration Statement or any such amendment did or will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. At the Effective Date, the date the Prospectus or any amendment or supplement to the Prospectus is filed with the Commission and at the Closing Date and, if later, the Option Closing Date, the Prospectus did not or will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing representations and warranties in this Section 3(b) do not apply to any statements or omissions made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Partnership by the Representatives specifically for inclusion in the Registration Statement or Prospectus or any amendment or supplement thereto. For all purposes of this Agreement, the amounts of the selling concession and reallowance set forth in the Prospectus constitute the only information relating to any Underwriter furnished in writing to the Partnership by the Representatives specifically for inclusion in the Registration Statement, the preliminary prospectus or the Prospectus. The Partnership has not distributed any offering material in connection with the

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offering or sale of the Units other than the Registration Statement, the preliminary prospectus, the Prospectus or any other materials, if any, permitted by the Act.

                  (c) The documents which are incorporated by reference in the preliminary prospectus and the Prospectus or from which information is so incorporated by reference, when they become effective or were filed with the Commission, as the case may be, complied in all material respects with the requirement of the Act or the Exchange Act, as applicable, the Exchange Act Rules and Regulations and the Rules and Regulations; and any document so filed and incorporated by reference subsequent to the Effective Date shall, when they are filed with the Commission, conform in all material respects with the requirements of the Act and the Exchange Act, as applicable, the Exchange Act Rules and Regulations and the Rules and Regulations.

                  (d) The Partnership and each of its direct or indirect subsidiaries listed on Exhibit B hereto (the "Subsidiaries" and together with the Partnership, the General Partner, Petro and its direct or indirect subsidiaries, the "Star Entities"), have been duly formed and are validly existing and in good standing, and after consummation of the Transaction will continue to be validly existing and in good standing, as a limited partnership under the Delaware Revised Uniform Limited Partnership Act (the "Delaware Act") (or, in the case of certain of the Subsidiaries, a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation), with all necessary partnership power and authority to own or lease the properties it owns or leases or will own or lease at the Closing Date, assume its liabilities and conduct the business it conducts and will conduct at the Closing Date, in each case as described in the Prospectus, and are, and at the Closing Date will be, duly qualified or registered as a foreign limited partnership (or, in the case of certain of the Subsidiaries, a foreign corporation) for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the location of the properties owned or leased by it make such qualification or registration necessary (except where the failure to so qualify or register would not have a material adverse effect on the condition (financial or other), results of operations or business of the Star Entities, taken as a whole, or to subject the Partnership or the limited partners of the Partnership to any material liability or disability).

                  (e) The only subsidiaries (as defined in the Rules and Regulations) of the Partnership are the Subsidiaries. All of the outstanding shares of capital stock or other capital interests of the Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Partnership free and clear of all liens, encumbrances and claims except for liens, encumbrances or claims against Star Gas Propane, L.P. (the "Operating Partnership"), a Delaware limited partnership, a 99.99% limited partner interest of which will be owned by the Partnership and a 0.01% general partner interest of which will be owned by the General Partner, as described in the Registration Statement. Except for the units or stock of the Subsidiaries and as disclosed in the Registration Statement, the Partnership does not own, and at the Closing Date will not own, directly or indirectly, any units of units or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity. Complete and correct copies of the certificate of incorporation and of the by-laws or, if applicable, partnership agreements of the Partnership and each of its Subsidiaries and all amendments thereto have been delivered to the Representatives,

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and no changes therein will be made subsequent to the date hereof and prior to the Closing Date or, if later, the Option Closing Date.

                  (f) The Operating Partnership has been duly formed and is validly existing, and after consummation of the Transaction will continue to be validly existing, as a limited partnership under the Delaware Act, with all necessary partnership power and authority to own or lease the properties it will own or lease at the Closing Date, assume its liabilities and conduct the business it will conduct at the Closing Date, in each case as described in the Registration Statement, and is, or at the Closing Date will be, duly qualified or registered as a foreign limited partnership for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the location of the properties owned or leased by it make such qualification or registration necessary (except where the failure to so qualify or register would not have a material adverse effect on the condition (financial or other), results of operations or business of the Star Entities, taken as a whole, or subject the Operating Partnership, the Partnership or the limited partners of the Partnership to any material liability or disability).

                  (g) The General Partner has been duly organized and is validly existing in good standing as a limited liability company under the laws of the State of Delaware. The General Partner has all necessary power and authority to own or lease its properties and conduct its business and to act as general partner of the Partnership and the Operating Partnership, in each case as described in the Registration Statement, and the General Partner is duly qualified or registered as a foreign entity for the transaction of business and is in good standing under the laws of each jurisdiction in which the character of the business conducted by it or the location of the properties owned or leased by it make such qualification or registration necessary (except where the failure to so qualify or register would not have a material adverse effect on the condition (financial or other), results of operations or business of the General Partner, or subject the General Partner, the Partnership or the limited partners of the Partnership to any material liability or disability).

                  (h) On the Closing Date, the General Partner will be duly organized and will continue to be validly existing in good standing as a limited liability company under the laws of the State of Delaware. The General Partner will have all necessary power and authority to own or lease its properties and conduct its business and to act as general partner of the Partnership and the Operating Partnership, in each case as described in the Registration Statement, and the General Partner will be duly qualified or registered as a foreign entity for the transaction of business and is in good standing under the laws of each jurisdiction in which the character of the business conducted by it or the location of the properties owned or leased by it make such qualification or registration necessary (except where the failure to so qualify or register would not have a material adverse effect on the condition (financial or other), results of operations or business of the General Partner, or subject the General Partner, the Partnership or the limited partners of the Partnership to any material liability or disability).

                  (i) Petro has been duly organized and is validly existing and in good standing as a corporation under the laws of the State of Minnesota. Petro has all necessary power and authority to own or lease its properties and conduct its business as described in the Registration

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Statement, and Petro is duly qualified or registered as a foreign entity for the transaction of business and is in good standing under the laws of each jurisdiction in which the character of the business conducted by it or the location of the properties owned or leased by it make such qualification or registration necessary (except where the failure to so qualify or register would not have a material adverse effect on the condition (financial or other), results of operations or business of Petro, or subject Petro, the Partnership or the limited partners of the Partnership to any material liability or disability).

                  (j) Each of Petro's direct and indirect subsidiaries has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization. Each of Petro's direct and indirect subsidiaries has all necessary power and authority to own or lease its properties and conduct its business as described in the Registration Statement, and each subsidiary is duly qualified or registered as a foreign entity for the transaction of business and is in good standing under the laws of each jurisdiction in which the character of the business conducted by it or the location of the properties owned or leased by it make such qualification or registration necessary (except where the failure to so qualify or register would not have a material adverse effect on the condition (financial or other), results of operations or business of Petro or any of its direct or indirect subsidiaries, taken as a whole, or subject Petro, its direct and indirect subsidiaries, the Partnership or the limited partners of the Partnership to any material liability or disability).

                  (k) On the Closing Date, the General Partner will be the sole general partner of the Partnership with a 1.99% general partner interest in the Partnership; such general partner interest will have been duly authorized by the Partnership Agreement, as amended through the Closing Date, and will be validly issued to the General Partner; and the General Partner will own such general partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims (except for such liens, encumbrances, security interests, equities, charges or claims as are not, individually or in the aggregate, material) other than those created by or arising under the Delaware Act, the Operating Partnership's bank credit facilities (the "Bank Credit Facilities") or the First Mortgage Note Agreement between the General Partner and various institutional investors (the "First Mortgage Note Agreement").

                  On the Closing Date, the Partnership will be own its limited partner interest in the Operating Partnership free and clear of all liens, encumbrances, security interests, equities, charges or claims (except for such liens, encumbrances, security interests, equities, charges or claims as are not, individually or in the aggregate, material) other than those created by or arising under the Delaware Act, the Bank Credit Facilities or the First Mortgage Note Agreement.

                  (l) On the Closing Date, the General Partner will be the sole general partner of the Operating Partnership with a 0.01% general partner interest in the Operating Partnership; such general partner interest will have been duly authorized by the Agreement of Limited Partnership of the Operating Partnership as amended through the Closing Date (the "Operating Partnership Agreement" and, together with the Partnership Agreement, the "Partnership Agreements") and will have been validly issued to the General Partner; and the General Partner will own such general partner interest free and clear of all liens, encumbrances, security interests,

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equities, charges or claims (except for such liens, encumbrances, security interests, equities, charges or claims as are not, individually or in the aggregate, material) other than those created by or arising under the Delaware Act, the Bank Credit Facilities or the First Mortgage Note Agreement.

                  (m) All of the issued and outstanding capital stock of the General Partner has been duly authorized and was validly issued, and is fully paid and nonassessable, and Petro owns all such outstanding capital stock of the General Partner free and clear of all liens, encumbrances, security interests, equities, charges or claims (except for such liens, encumbrances, security interests, equities, charges or claims as are not, individually or in the aggregate, material).

                  (n) On the Closing Date, all of the issued and outstanding member interests of the General Partner will be duly authorized and will have been validly issued, and will be fully paid and nonassessable, and Irik P. Sevin, Audrey L. Sevin, and two entities affiliated with Wolfgang Traber will own all such outstanding membership interests of the General Partner free and clear of all liens, encumbrances, security interests, equities, charges or claims (except for such liens, encumbrances, security interests, equities, charges or claims as are not, individually or in the aggregate, material).

                  (o) The outstanding Common Units have been, and the Units to be issued and sold by the Partnership under this Agreement upon such issuance will be, duly authorized, validly issued, fully paid and nonassessable and will not be subject to any preemptive or similar right. The description of the Common Units in the Registration Statement and the Prospectus is, and at the Closing Date will be, complete and accurate in all respects. Except as set forth in the Prospectus, the Partnership does not have outstanding, and at the Closing Date will not have outstanding, any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any Common Units or other partnership interests, any capital stock or partnership interests of any Subsidiary or any such warrants, convertible securities or obligations.

                  (p) The financial statements and schedules included or incorporated by reference in the Registration Statement or the Prospectus present fairly the consolidated financial condition of the Partnership and Petro as of the respective dates thereof and the consolidated results of operations and cash flows of the Partnership and Petro for the respective periods covered thereby, all in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the entire period involved, except as otherwise disclosed in the Prospectus. The pro forma financial statements and other pro forma financial information included in the Registration Statement or the Prospectus (i) present fairly in all material respects the information shown therein, (ii) have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and (iii) have been properly computed on the bases described therein. The assumptions used in the preparation of the pro forma financial statements and other pro forma financial information included in the Registration Statement or the Prospectus are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein. No other financial statements or schedules of the Partnership are required by the Act, the Exchange Act, the Exchange Act

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Rules and Regulations or the Rules and Regulations to be included in the
Registration Statement or the Prospectus. KPMG Peat Marwick LLP (the "Accountants"), who have reported on such financial statements and schedules, are independent accountants with respect to each of the Star Entities as required by the Act and the Rules and Regulations. The statements included in the Registration Statement with respect to the Accountants pursuant to Rule 509 of Regulation S-K of the Rules and Regulations are true and correct in all material respects.

                  (q) Each of the Star Entities maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (r) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to the Closing Date, except as set forth in or contemplated by the Registration Statement and the Prospectus, (i) there has not been and will not have been any change in the capitalization of any of the Star Entities, or in the business, properties, business prospects, condition (financial or otherwise) or results of operations of any of the Star Entities, arising for any reason whatsoever, (ii) none of the Star Entities has incurred nor will it incur any material liabilities or obligations, direct or contingent, except liabilities incurred in the ordinary course of business and consistent with past practices, nor has it entered into nor will it enter into any material transactions other than pursuant to this Agreement and the transactions referred to herein and (iii) the Partnership has not and will not have paid or declared any dividends or other distributions of any kind on any class of its capital units.

                  (s) None of the Star Entities is, or as of the Closing Date will be, (i) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" thereof, within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (ii) an "investment company," a company "controlled by" an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

                  (t) Except as set forth in the Registration Statement and the Prospectus, there are no actions, suits or proceedings pending, or to the knowledge of the Star Entities, threatened against or affecting any of the Star Entities or any of their respective directors or officers in their capacity as such, before or by any federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding might materially and adversely affect any of the Star Entities or their business, properties, business prospects, condition (financial or otherwise) or results of operations.

                  (u) Each of the Star Entities has, and at the Closing Date will have, (i) all governmental licenses, permits, consents, orders, approvals and other authorizations necessary to carry on its business as contemplated in the Prospectus, (ii) complied in all respects with all laws, regulations and orders applicable to it or its business, except where the failure to so comply would not have a material adverse affect on the Star Entities, taken as a whole, and (iii) performed all its obligations required to be performed by it, and is not, and at the Closing Date will not be, in default, under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease, contract or other agreement or instrument (collectively, a "contract or other agreement") to which it is a party or by which its property is bound or affected. To the best knowledge of the Partnership and each of its Subsidiaries, no other party under any contract or other agreement to which it is a party is in default in any material respect thereunder. None of the Star Entities is, nor at the Closing Date will any of them be, in violation of any provision of its Partnership Agreement or certificate of incorporation or by-laws, as the case may be.

                  (v) No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required in connection with the authorization, issuance, transfer, sale or delivery of the Units by the Partnership, in connection with the execution, delivery and performance of this Agreement and the Price Determination Agreement by the Partnership, in connection with the execution, delivery and performance of the Merger Agreement by the Partnership (other than the filing of the certificate of merger with respect thereto filed with the Secretary of State of the State of Delaware), in connection with the taking by the Partnership of any action contemplated hereby or in connection with the taking by the Partnership of any other action contemplated by the Transaction, except such as have been obtained under the Act or the Rules and Regulations and such as may be required under state securities or Blue Sky laws or the by-laws and rules of the National Association of Securities Dealers, Inc. (the "NASD") in connection with the purchase and distribution by the Underwriters of the Units. [other approvals, if any, to be discussed]

                  (w) The Partnership has full power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Partnership and constitutes a valid and binding agreement of the Partnership and is enforceable against the Partnership in accordance with the terms hereof; provided that the enforceability hereof may by limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or similar laws relating to or affecting creditors' right generally and by general equitable principals (regardless of whether such enforceability is considered in a proceeding in equity or at law). The performance of this Agreement, the consummation of the transactions contemplated hereby and the application of the net proceeds from the offering and sale of the Units in the manner set forth in the Prospectus under "Use of Proceeds" will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Partnership or any of its Subsidiaries or Petro or any of its subsidiaries pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, the Partnership Agreement of the Partnership or certificate of incorporation or by-laws, as the case may be, of any of its Subsidiaries or of Petro or any of its subsidiaries, any contract or other agreement to which the Partnership or any of its Subsidiaries or Petro or any of its subsidiaries is a party or by which the Partnership or any of its Subsidiaries or Petro or any of its subsidiaries or any of their respective properties is bound or affected, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Partnership or any of its Subsidiaries or Petro or any of its subsidiaries.

                  (x) The Partnership Agreement has been and, as amended as of the Closing Date will be, duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms; the Operating Partnership Agreement has been and, as amended as of the Closing Date, will be duly authorized executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms; provided that, with respect to both agreements described in this paragraph (u), the enforceability thereof may by limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or similar laws relating to or affecting creditors' right generally and by general equitable principals (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (y) The Partnership has full power and authority to enter into the Merger Agreement. The Merger Agreement has been duly authorized, executed and delivered by the Partnership and constitutes a valid and binding agreement of the Partnership and is enforceable against the Partnership in accordance with the terms thereof; provided that the enforceability thereof may by limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or similar laws relating to or affecting creditors' right generally and by general equitable principals (regardless of whether such enforceability is considered in a proceeding in equity or at law). The performance of the Merger Agreement and the consummation of the transactions contemplated thereby will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Partnership or any of its Subsidiaries pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, the Partnership Agreement of the Partnership or certificate of incorporation or by-laws, as the case may be, of any of its Subsidiaries, any contract or other agreement to which the Partnership or any of its Subsidiaries is a party or by which the Partnership or any of its Subsidiaries or any of its properties is bound or affected, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Partnership or any of its Subsidiaries.

                  (z) Petro has full power and authority to enter into the Merger Agreement. The Merger Agreement has been duly authorized, executed and delivered by Petro and constitutes a valid and binding agreement of Petro and is enforceable against Petro in accordance with the terms thereof; provided that the enforceability thereof may by limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or similar laws relating to or affecting creditors' right generally and by general equitable principals (regardless of whether such enforceability is considered in a proceeding in equity or at law). The performance of the Merger Agreement and the consummation of the transactions contemplated thereby will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of Petro or any of its subsidiaries pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, the certificate of incorporation or by-laws of Petro or any of its subsidiaries, any contract or other agreement to which Petro or any of its subsidiaries is a party or by which Petro or any of its subsidiaries or any of its properties is bound or affected, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of Petro or any of its subsidiaries.

                  (aa) On the Closing Date, the Notes Offering will be consummated pursuant to the terms of the purchase agreement entered into by Petro, Petro Holdings, the Partnership and the initial purchasers parties thereto.

                  (bb) Each of the Star Entities has good and marketable title to all properties and assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Prospectus or are not material to the business of the Partnership or its Subsidiaries. Each of the Star Entities has valid, subsisting and enforceable leases for the properties described in the Prospectus as leased by it, with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such properties by the Partnership and such Subsidiaries.

                  (cc) There is no document or contract of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required. All such contracts to which the Partnership or any Subsidiary is a party have been duly authorized, executed and delivered by the Partnership or such Subsidiary, constitute valid and binding agreements of the Partnership or such Subsidiary and are enforceable against the Partnership or such Subsidiary in accordance with the terms thereof.

                  (dd) No statement, representation, warranty or covenant made by the Partnership in this Agreement or made in any certificate or document required by this Agreement to be delivered to the Representatives was or will be, when made, inaccurate, untrue or incorrect.

                  (ee) Neither the Star Entities nor the directors, officers or controlling persons of any such entity have taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result, under the Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

                  (ff) Except as disclosed in the Registration Statement or the Prospectus, no person or entity has the right to require the registration under the Act of Common Units or other securities of any Star Entity by reason of the filing or effectiveness of the Registration Statement.

                  (gg) The Units have been approved for listing on the New York Stock Exchange ("NYSE"), subject only to official notice of issuance.

                  (hh) The Star Entities are, and immediately after consummation of the Transaction will be, in compliance in all material respects with all federal, state and local employment and labor laws, including, but not limited to, laws relating to non-discrimination in hiring, promotion and pay of employees; no labor dispute with the employees of such entities exists or, to the knowledge of the Partnership, is imminent or threatened; and the Partnership is not aware of any existing, imminent or threatened labor disturbance by the employees of any principal suppliers, manufacturers or contractors of the Star Entities that could result in a material adverse effect on the condition (financial or otherwise) or on the earnings, business, properties, business prospects or operations of the Partnership and its Subsidiaries, taken as a whole.

                  (ii) The Star Entities own, or are licensed or otherwise have the full exclusive right to use, and after consummation of the Transaction will own, or will be licensed or otherwise will have full exclusive right to use, the material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, services marks and trade names (collectively, "patent and proprietary rights") presently employed by them or which are necessary in connection with the conduct of the business now operated by them as set forth in the Registration Statement and the Prospectus and, [except as set forth on Schedule 2 hereto,] none of the Star Entities have received any written notice or otherwise have actual knowledge of any infringement of or conflict with asserted rights of others or any other claims with respect to any patent or proprietary rights, or of any basis for rendering any patent and proprietary rights invalid or inadequate to protect the interest of such Star Entity.

                  (jj) None of the Star Entities, nor, to any Star Entity's knowledge, any employee or agent of such Star Entity has made, and after consummation of the Transaction will have made, any payment of funds of the Star Entity or received or retained any funds in violation of any law, rule or regulation or of a character required to be disclosed in the Prospectus.

                  (kk) The Partnership has complied, and until the completion of the distribution of the Units will comply, with all of the provisions of (including, without limitation, filing all forms required by) Section 517.075 of the Florida Securities and Investor Protection Act and Regulation 3E-900.001 issued thereunder with respect to the offering and sale of the Units.

                  (ll) The Star Entities (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or imposing liability or standards of conduct concerning any Hazardous Material (as hereinafter defined) ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate result in a material adverse effect on the condition (financial or otherwise) or on the earnings, business, properties, business prospects or operations of the Partnership and its Subsidiaries, taken as a whole. The term "Hazardous Material" means (A) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any "hazardous waste" as defined by the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous, or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

                  (mm) Each of the Star Entities maintains insurance with respect to its properties and business of the types and in amounts generally deemed adequate for its business and consistent with insurance coverage maintained by similar companies and businesses, all of which insurance is in full force and effect.

                  (nn) Each of the Star Entities has filed all material federal, state and foreign income and franchise tax returns and has paid all taxes shown as due thereon, other than taxes which are being contested in good faith and for which adequate reserves have been established in accordance with GAAP; and none of the Star Entities nor Petro has knowledge of any tax deficiency which has been or might be asserted or threatened against any such entity. There are no tax returns of any Star Entity or of Petro that are currently being audited by state, local or federal taxing authorities or agencies (and with respect to which any such entity has received notice), where the findings of such audit, if adversely determined, would result in a material adverse effect on the condition (financial or otherwise) or on the earnings, business, properties, business prospects or operations of the Partnership and its Subsidiaries, taken as a whole.

                  (oo) With respect to each employee benefit plan, program and arrangement (including, without limitation, any "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) maintained or contributed to by any Star Entity, or with respect to which any Star Entity could incur any liability under ERISA (collectively, the "Benefit Plans"), no event has occurred and, to the best knowledge of any of the Star Entities, there exists no condition or set of circumstances, in connection with which any such entity could be subject to any liability under the terms of such Benefit Plan, applicable law (including, without limitation, ERISA and the Internal Revenue Code of 1986, as amended) or any applicable agreement that could materially adversely affect the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Star Entities, taken as a whole.

SECTION 4.        Agreements of the Partnership.

         The Partnership agrees with the Underwriters as follows:

                  (a) The Partnership will not, either prior to the Effective Date or thereafter during such period as the Prospectus is required by law to be delivered in connection with sales of the Units by an Underwriter or dealer, file any amendment or supplement to the Registration

Statement or the Prospectus, unless a copy thereof shall first have been submitted to the Representatives within a reasonable period of time prior to the filing thereof and the Representatives shall not have objected thereto in good faith.

                  (b) The Partnership will use its best efforts to cause the Registration Statement to become effective, and will notify the Representatives promptly, and will confirm such advice in writing, (1) when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective, (2) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (3) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, (4) of the happening of any event during the period mentioned in the second sentence of Section 4(e) that in the judgment of the Partnership makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances in which they are made, not misleading and (5) of receipt by the Partnership or any representative or attorney of the Partnership of any other communication from the Commission relating to the Partnership, the Registration Statement, any preliminary prospectus or the Prospectus. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement, the Partnership will make every reasonable effort to obtain the withdrawal of such order at the earliest possible moment. The Partnership will use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to Rule 430A and to notify the Representatives promptly of all such filings.

                  (c) The Partnership will furnish to the Representatives, without charge, two signed copies of the Registration Statement and of any post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto (including any document filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus), and will furnish to the Representatives, without charge, for transmittal to each of the other Underwriters, a copy of the Registration Statement and any post-effective amendments thereto, including financial statements and schedules but without exhibits.

                  (d) The Partnership will comply with all the provisions of any undertakings contained in the Registration Statement.

                  (e) On the Effective Date, and thereafter from time to time, the Partnership will deliver to each of the Underwriters, without charge, as many copies of the Prospectus or any amendment or supplement thereto as the Representatives may reasonably request. The Partnership consents to the use of the Prospectus or any amendment or supplement thereto by the Underwriters and by all dealers to whom the Units may be sold, both in connection with the offering or sale of the Units and for any period of time thereafter during which the Prospectus is required by law to be delivered in connection therewith. If during such period of time any event shall occur which in the judgment of the Partnership or counsel to the Underwriters should be set forth in the Prospectus in order to make any statement therein, in the light of the circumstances under which it was made, not misleading, or if it is necessary to supplement or amend the

Prospectus to comply with law, the Partnership will forthwith prepare and duly file with the Commission an appropriate supplement or amendment thereto, and will deliver to each of the Underwriters, without charge, such number of copies thereof as the Representatives may reasonably request. The Partnership shall not file any document under the Exchange Act before the termination of the offering of the Units by the Underwriters if such document would be deemed to be incorporated by reference into the Prospectus which is not approved by the Representatives after reasonable notice thereof.

                  (f) Prior to any public offering of the Units by the Underwriters, the Partnership will cooperate with the Representatives and counsel to the Underwriters in connection with the registration or qualification of the Units for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives may request; provided, that in no event shall the Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

                  (g) During the period of five years commencing on the Effective Date, the Partnership will furnish to the Representatives copies of such financial statements and other periodic and special reports as the Partnership may from time to time distribute generally to the holders of any class of its capital units, and will furnish to the Representatives copies of each annual or other report it shall be required to file with the Commission.

                  (h) The Partnership will make generally available to holders of its securities as soon as may be practicable but in no event later than the last day of the fifteenth full calendar month following the calendar quarter in which the Effective Date falls, an earnings statement (which need not be audited but shall be in reasonable detail) for a period of 12 months ended commencing after the Effective Date, and satisfying the provisions of Section 11(a) of the Act (including Rule 158 of the Rules and Regulations).

                  (i) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Partnership will pay, or reimburse if paid by the Representatives, all costs and expenses incident to the performance of the obligations of the Partnership under this Agreement, including but not limited to costs and expenses of or relating to (1) the preparation, printing and filing of the Registration Statement and exhibits to it, each preliminary prospectus, the Prospectus and any amendment or supplement to the Registration Statement or the Prospectus, (2) the preparation and delivery of certificates representing the Units, (3) the word processing, printing and reproduction of this Agreement, the Agreement Among Underwriters, any Dealer Agreements and any Underwriters' Questionnaire, (4) furnishing (including costs of shipping, mailing and courier) such copies of the Registration Statement, the Prospectus and any preliminary prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the Units by the Underwriters or by dealers to whom Units may be sold, (5) the listing of the Units on the NYSE, (6) any filings required to be made by the Underwriters with the NASD, and the fees, disbursements and other charges of counsel for the Underwriters in connection therewith, (7) the registration or qualification of the Units for offer and sale under the securities or Blue Sky laws of such jurisdictions designated pursuant to Section 4(f), including the fees, disbursements and other charges of counsel to the Underwriters in connection therewith, and the preparation and printing of preliminary, supplemental and final Blue Sky memoranda, (8) counsel to the Partnership, (9) the transfer agent for the Units and (10) the Accountants.

                  (j) If this Agreement shall be terminated by the Partnership pursuant to any of the provisions hereof (otherwise than pursuant to Section 8) or if for any reason the Partnership shall be unable to perform its obligations hereunder, the Partnership will reimburse the Underwriters for all out-of-pocket expenses (including the fees, disbursements and other charges of counsel to the Underwriters) reasonably incurred by them in connection herewith.

                  (k) The Partnership will not at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of the units of Common Units to facilitate the sale or resale of any of the Units.

                  (l) The Partnership will apply the net proceeds from the offering and sale of the Units to be sold by the Partnership in the manner set forth in the Prospectus under "Use of Proceeds."

                  (m) During the period of 120 days commencing at the Closing Date, the Partnership will not, without the prior written consent of PaineWebber Incorporated, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any Common Units or securities convertible into Common Units, other than to the Underwriters pursuant to this Agreement and other than pursuant to employee benefit plans as in existence as of the date hereof, provided, that the Partnership will not grant options to purchase Common Units pursuant to such employee benefit plans at a price less than the public offering price.

                  (n) The Partnership will not, and will cause each of its affiliates, and certain executive officers, directors and controlling persons to enter into agreements with the Representatives in the form set forth in Exhibit C to the effect that they will not, for a period of 120 days after the commencement of the public offering of the Units (the "Lock-up Period"), without the prior written consent of PaineWebber Incorporated, directly or indirectly, offer, pledge, sell, contract to sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of any Common Units or rights to acquire Common Units or any security convertible into or exercisable or exchangeable for Common Units (including, without limitation, Common Units which may be deemed to be beneficially owned in accordance with the rules and regulations of the SEC) other than in the case of the Partnership the Option Units (other than (i) pursuant to employee stock option plans as in existence as of the date hereof or in connection with other employee incentive compensation arrangements consistent with past practice, or (ii) pursuant to or in connection with an acquisition by the Partnership provided that any person receiving such Common Units in the acquisition will also enter into an agreement with the Underwriters in substantially the same form set forth in Exhibit C, in which such person will agree not to sell, contract to sell or otherwise dispose of any Common Units or rights to acquire such units for the remainder of the Lock-up Period).

SECTION 5.        Conditions of the Obligations of the Underwriters.

         In addition to the execution and delivery of the Price Determination Agreement, the obligations of each Underwriter hereunder are subject to the following conditions:

                  (a) Notification that the Registration Statement has become effective shall be received by the Representatives not later than 5:00 p.m., New York City time, on the date of this Agreement or at such later date and time as shall be consented to in writing by the Representatives and all filings required by Rule 424 of the Rules and Regulations and Rule 430A shall have been made.

                  (b) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or threatened by the Commission, (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Units under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by the Commission or the authorities of any such jurisdiction, (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (iv) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to the Representatives and the Representatives did not object thereto in good faith, and the Representatives shall have received certificates, dated the Closing Date and the Option Closing Date and signed by the Chief Executive Officer or the Chairman of the Board of Directors of the General Partner and the Chief Financial Officer of the General Partner (who may, as to proceedings threatened, rely upon the best of their information and belief), to the effect of clauses (i), (ii) and (iii).

                  (c) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) there shall not have been, and no development shall have occurred which could reasonably be expected to result in, a material adverse change in the general affairs, business, business prospects, properties, management, condition (financial or otherwise) or results of operations of the Partnership and its Subsidiaries or Petro and its subsidiaries, in each case taken as a whole, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Registration Statement and the Prospectus and
(ii) neither the Partnership nor any of its Subsidiaries, nor Petro nor any of its Subsidiaries, shall have sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Registration Statement and the Prospectus, if in the judgment of the Representatives any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Units by the Underwriters at the public offering price.

                  (d) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall have been no litigation or other proceeding instituted against the General Partner, the Partnership or any of its Subsidiaries or Petro or any of its Subsidiaries or any of their respective officers or directors in their capacities as such, before or by any Federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, in which litigation or proceeding an unfavorable ruling, decision or finding would materially and adversely affect the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Partnership and its Subsidiaries or Petro and its subsidiaries, as the case may be, in each case taken as a whole.

                  (e) Each of the representations and warranties of the Partnership contained herein shall be true and correct in all material respects at the Closing Date and, with respect to the Option Units, at the Option Closing Date, as if made at the Closing Date and, with respect to the Option Units, at the Option Closing Date, and all covenants and agreements herein contained to be performed on the part of the Partnership and all conditions herein contained to be fulfilled or complied with by the Partnership at or prior to the Closing Date and, with respect to the Option Units, at or prior to the Option Closing Date, shall have been duly performed, fulfilled or complied with.

                  (f) The Representatives shall have received an opinion, dated the Closing Date and, with respect to the Option Units, the Option Closing Date, satisfactory in form and substance to counsel for the Underwriters, from Phillips Nizer Benjamin Krim & Ballon LLP, counsel to the Partnership, to the effect set forth in Exhibit D (to the extent such opinions are not covered by the opinion received pursuant to Section 5(g) hereof).

                  (g) The Representatives shall have received an opinion, dated the Closing Date and, with respect to the Option Units, the Option Closing Date, satisfactory in form and substance to counsel for the Underwriters, from Andrews & Kurth LLP, counsel to the Partnership, to the effect set forth in Exhibit D (to the extent such opinions are not covered by the opinion received pursuant to Section 5(f) hereof).

                  (h) The Representatives shall have received an opinion, dated the Closing Date and the Option Closing Date, from Latham & Watkins, counsel to the Underwriters, with respect to the Registration Statement, the Prospectus and this Agreement, which opinion shall be satisfactory in all respects to the Representatives.

                  (i) On the date of the Prospectus, the Accountants shall have furnished to the Representatives a letter, dated the date of its delivery, addressed to the Representatives and in form and substance satisfactory to the Representatives, confirming that they are independent accountants with respect to the Partnership as required by the Act and the Rules and Regulations and with respect to the financial and other statistical and numerical information contained in the Registration Statement or incorporated by reference therein. At the Closing Date and, as to the Option Units, the Option Closing Date, the Accountants shall have furnished to the

Representatives a letter, dated the date of its delivery, which shall confirm, on the basis of a review in accordance with the procedures set forth in the letter from the Accountants, that nothing has come to their attention during the period from the date of the letter referred to in the prior sentence to a date (specified in the letter) not more than five days prior to the Closing Date and the Option Closing Date which would require any change in their letter dated the date of the Prospectus, if it were required to be dated and delivered at the Closing Date and the Option Closing Date.

                  (j) On or prior to the Closing Date, the Representatives shall have received the executed agreements referred to in Section 4(n).

                  (k) At the Closing Date and, as to the Option Units, the Option Closing Date, there shall be furnished to the Representatives an accurate certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Chief Financial Officer of the General Partner, in form and substance satisfactory to the Representatives, to the effect that:

                      (i) Each signer of such certificate has carefully examined the Registration Statement and the Prospectus (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus) and (A) as of the date of such certificate, such documents are true and correct in all material respects and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not untrue or misleading and (B) since the Effective Date, no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading in any material respect and there has been no document required to be filed under the Exchange Act and the Exchange Act Rules and Regulations that upon such filing would be deemed to be incorporated by reference into the Prospectus that has not been so filed;

                      (ii) Each of the representations and warranties of the Partnership contained in this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct in all material respects;

                      (iii) Each of the covenants required herein to be performed by the Partnership on or prior to the delivery of such certificate has been duly, timely and fully performed and each condition herein required to be complied with by the Partnership on or prior to the date of such certificate has been duly, timely and fully complied with; and

                      (iv) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, (A) there has not been, and no development has occurred which could reasonably be expected to result in, a material adverse change in the general affairs, business, business prospects, properties, management, condition (financial or otherwise) or results of operations of the Partnership and its Subsidiaries or Petro and its subsidiaries, in each case taken as a whole, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Registration Statement and the Prospectus and (B) neither the Partnership nor any of its Subsidiaries, nor Petro nor any of its Subsidiaries, has sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Registration Statement and the Prospectus, and such other matters as the Representatives may reasonably request.

          (l) The Units shall be qualified for sale in such states as the Representatives may reasonably request, each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date and the Option Closing Date.

          (m) Prior to the Closing Date, the Units shall have been duly authorized for listing on NYSE upon official notice of issuance.

          (n) The National Association of Securities Dealers, Inc. shall have approved the underwriting terms and arrangements and such approval shall not have been withdrawn or limited.

          (o) The Partnership shall have furnished to the Representatives such certificates, in addition to those specifically mentioned herein, as the Representatives may have reasonably requested as to the accuracy and completeness at the Closing Date and the Option Closing Date of any statement in the Registration Statement or the Prospectus or any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus, as to the accuracy at the Closing Date and the Option Closing Date of the representations and warranties of the Partnership herein, as to the performance by the Partnership of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Underwriters.

          (p) On the Closing Date, the Partnership will acquire Petro in the Transaction substantially as set forth in the Prospectus and in the Partnership's Registration Statement on Form S-4 (Registration No. 333-59807), as amended.

          (q) The Merger Agreement shall be in full force and effect, all conditions thereto shall have been satisfied, and no condition shall have been waived without the express written consent of the Representatives.


SECTION 6. Indemnification.

          (a) The Partnership and its Subsidiaries will, jointly and severally, indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person, if any, who controls each Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, liabilities, expenses and damages (collectively, "Liabilities") (including, but not limited to, any and all investigative, legal and other expenses reasonably incurred in connection with, and any and all amounts paid in settlement of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), as and when incurred, to which any Underwriter, or any such person, may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus or in any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus, or in any application or other document executed by or on behalf of the Partnership or based on written information furnished by or on behalf of the Partnership filed in any jurisdiction in order to qualify the Units under the Securities Laws thereof or filed with the Commission, (ii) the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Units or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, liability, expense or damage arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Partnership shall not be liable under this clause (iii) to the extent it is finally judicially determined by a court of competent jurisdiction that such loss, claim, liability, expense or damage resulted primarily and directly from any such acts or failures to act undertaken or omitted to be taken by such underwriter through its gross negligence or willful misconduct); provided that the Partnership will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Units in the public offering to any person by an Underwriter and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Partnership by the Representatives on behalf of any Underwriter expressly for inclusion in the Registration Statement, any preliminary prospectus or the Prospectus. This indemnity agreement will be in addition to any liability that the Partnership might otherwise have.

          (b) Each Underwriter will indemnify and hold harmless the Partnership, each person, if any, who controls the Partnership within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each director of the General Partner and each officer of the General Partner who signs the Registration Statement to the same extent as the foregoing indemnity from the Partnership to each Underwriter, but only insofar as Liabilities arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Partnership by the Representatives on behalf of such Underwriter expressly for use in the Registration Statement, the Preliminary Prospectus or the Prospectus. This indemnity will be in addition to any liability that each Underwriter might otherwise have; provided, however, that in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discounts and commissions received by such Underwriter.

          (c) Any party that proposes to assert the right to be indemnified under this Section 6 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 6, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 6 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless
(1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld). No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 6 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding. Notwithstanding any other provision of this Section 6(c), if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and
(iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

          (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 6 is applicable in accordance with its terms but for any reason is held to be unavailable from the Partnership or the Underwriters, the Partnership and the Underwriters will contribute to the total Liabilities (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Partnership from persons other than the Underwriters, such as persons who control the Partnership within the meaning of the Act, officers of the General Partner who signed the Registration Statement and directors of the General Partner, who also may be liable for contribution) to which the Partnership and any one or more of the Underwriters may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Partnership on the one hand and the Underwriters on the other. The relative benefits received by the Partnership on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Partnership bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Partnership, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Partnership, or the Representatives on behalf of the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Partnership and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 6(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the Liabilities, or action in respect thereof, referred to above in this Section 6(d) shall be deemed to include, for purpose of this Section 6(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 6(d), no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions received by it and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 6(d) are several in proportion to their respective underwriting obligations and not joint. For purposes of this Section 6(d), any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each officer of the General Partner who signed the Registration Statement will have the same rights to contribution as the Partnership, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 6(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 6(d). Except for a settlement entered into pursuant to the last sentence of Section 6(d) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

          (e)  The indemnity and contribution agreements contained in this
Section 6 and the representations and warranties of the Partnership contained in this Agreement shall remain operative and in full force and effect regardless of
(i) any investigation made by or on behalf of the Underwriters, (ii) acceptance of the Units and payment therefore or (iii) any termination of this Agreement.

          (f) The Partnership hereby irrevocably consents and agrees, for the benefit of each Underwriter and each person who controls any Underwriter, that any action, suit or proceeding asserting a claim for indemnification or contribution under or pursuant to this Section 6 may be instituted by any Underwriter or any such controlling person in any state or federal court in the Borough of Manhattan in the City of New York, and the Partnership will accept the jurisdiction of such court in such action, and waives, to the fullest extent permitted by applicable law, any defense based upon lack of personal jurisdiction or venue.

SECTION 7.   Termination.

     The obligations of the Underwriters under this Agreement may be terminated at any time on or prior to the Closing Date (or, with respect to the Option Units, on or prior to the Option Closing Date), by notice to the Partnership from the Representatives, without liability on the part of any Underwriter to the Partnership, if, prior to delivery and payment for the Units (or the Option Units, as the case may be), in the sole judgment of the Representatives, (i) there has been, since the respective dates as of which information is given in the Registration Statement, any material adverse change in the Partnership's business, properties, business prospects, condition (financial or otherwise) or results of operations, (ii) trading in any of the equity securities of the Partnership shall have been suspended by the Commission, the NASD, by an exchange that lists the Units or by the Nasdaq Stock Market, (iii) trading in securities generally on the New York Stock Exchange or the Nasdaq Stock Market shall have been suspended or limited or minimum or maximum prices shall have been generally established on such exchange or over the counter market, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by such exchange or by order of the Commission or the NASD or any court or other governmental authority, (iv) a general banking moratorium shall have been declared by either Federal or New York State authorities or (v) any material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States or any outbreak or material escalation of hostilities or declaration by the United States of a national emergency or war or other calamity or crisis shall have occurred the effect of any of which is such as to make it, in the sole judgment of the Representatives, impracticable or inadvisable to market the Units on the terms and in the manner contemplated by the Prospectus.

SECTION 8.  Substitution of Underwriters.

     If any one or more of the Underwriters shall fail or refuse to purchase any of the Firm Units which it or they have agreed to purchase hereunder, and the aggregate number of Firm Units which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Firm Units, the other Underwriters shall be obligated, severally, to purchase the Firm Units which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase, in the proportions which the number of Firm Units which they have respectively agreed to purchase pursuant to Section 1 bears to the aggregate number of Firm Units which all such non-defaulting Underwriters have so agreed to purchase, or in such other proportions as the Representatives may specify; provided that in no event shall the maximum number of Firm Units which any Underwriter has become obligated to purchase pursuant to Section 1 be increased pursuant to this Section 8 by more than one-ninth of the number of Firm Units agreed to be purchased by such Underwriter without the prior written consent of such Underwriter. If any Underwriter or Underwriters shall fail or refuse to purchase any Firm Units and the aggregate number of Firm Units which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase exceeds one-tenth of the aggregate number of Firm Units and arrangements satisfactory to the Representatives and the Partnership for the purchase of such Firm Units are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any Representatives and the Partnership for the purchase or sale of any Units under this Agreement. In any such case either the Representatives or the Partnership shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken pursuant to this Section 8 shall not relieve the defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

SECTION 9.  Miscellaneous.

     Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered (a) if to the Partnership, at the office of the Partnership, 2187 Atlantic Street, P.O. Box 120011, Stamford, CT 06912-0011, Attention: Richard Ambury, or (b) if to the Representatives, at the offices of PaineWebber Incorporated, 1285 Avenue of the Americas, New York, New York 10019, Attention: Corporate Finance Department, with a copy to Latham & Watkins, 885 Third Avenue, Suite 1000, New York, New York 10022, Attention: Robert A. Zuccaro. Any such notice shall be effective only upon receipt.

Any notice under Section 7 or 8 may be made by telex or telephone, but if so made shall be subsequently confirmed in writing.

     This Agreement has been and is made solely for the benefit of the Underwriters and the Partnership and of the controlling persons, directors and officers referred to in Section 6, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" as used in this Agreement shall not include a purchaser, as such purchaser, of Units from any of the Underwriters.

     All representations, warranties and agreements of the Partnership contained herein or in certificates or other instruments delivered pursuant hereto, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any of its controlling persons and shall survive delivery of and payment for the Units hereunder.

     Any action required or permitted to be taken by the Representatives under this Agreement may be taken by them jointly or by PaineWebber Incorporated.

     THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE.

     This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

     In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     The Partnership and the Underwriters each hereby irrevocably waive any right they may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

     This Agreement may not be amended or otherwise modified or any provision hereof waived except by an instrument in writing signed by the Representatives and the Partnership.

         Please confirm that the foregoing correctly sets forth the agreement among the Partnership and the several Underwriters.

                                    Very truly yours,

                                    STAR GAS PARTNERS, L.P.

                                    By: STAR GAS CORPORATION, as General Partner


                                    By: _____________________________________
                                        Name:
                                        Title:


                                        STAR GAS LLC

                                    By: _____________________________________
                                        Name:
                                        Title:


Confirmed as of the date first above mentioned:

PAINEWEBBER INCORPORATED
CIBC OPPENHEIMER CORP.
DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
A.G. EDWARDS & SONS, INC.
LEHMAN BROTHERS INC.
PRUDENTIAL SECURITIES INCORPORATED
DAIN RAUSCHER WESSELS, A DIVISION OF DAIN RAUSCHER INCORPORATED
 Acting on behalf of themselves and as the Representatives of the other several
 Underwriters named in Schedule I hereof.



By: PAINEWEBBER INCORPORATED

By: ____________________________
    Name:
    Title:

                                  SCHEDULE 1

                                 UNDERWRITERS


                                                              Number of
                          Name of                             Firm Units
                       Underwriters                        to be Purchased
                       ------------                        ---------------

PaineWebber Incorporated.............................
CIBC Oppenheimer Corp................................
Dain Rauscher Wessels, a division of
     Dain Rauscher Incorporated......................
Donaldson, Lufkin & Jenrette
     Securities Corporation..........................
A.G. Edwards & Sons, Inc.............................
Lehman Brothers, Inc.................................
Prudential Securities Incorporated...................





                                                                   ---------
Total................................................
                                                                   =========

                                  SCHEDULE 2

                               TRADEMARK RIGHTS

                                                                       EXHIBIT A


                            STAR GAS PARTNERS, L.P.


                         PRICE DETERMINATION AGREEMENT
                         -----------------------------

                                                         _________________, 1999


PAINEWEBBER INCORPORATED
CIBC OPPENHEIMER CORP.
DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
A.G. EDWARDS & SONS, INC.
LEHMAN BROTHERS INC.
PRUDENTIAL SECURITIES INCORPORATED
DAIN RAUSCHER WESSELS, A DIVISION OF DAIN RAUSCHER INCORPORATED
     As Representatives of the
     several Underwriters
c/o PaineWebber Incorporated
1285 Avenue of the Americas
New York, New York 10019

Dear Sirs:

         Reference is made to the Underwriting Agreement, dated ____________, 1999 (the "Underwriting Agreement"), among Star Gas Partners, L.P., a Delaware partnership (the "Partnership"), and the Underwriters named in Schedule 1 thereto or hereto (the "Underwriters") for whom PaineWebber Incorporated, CIBC Oppenheimer Corp., Donaldson, Lufkin & Jenrette Securities Corporation, A.G. Edwards & Sons, Inc., Lehman Brothers Inc. Prudential Securities Incorporated and Dain Rauscher Wessels, a division of Dain Rauscher Incorporated, are acting as representatives (the "Representatives"). The Underwriting Agreement provides for the purchase by the Underwriters, subject to the terms and conditions set forth therein, of an aggregate of ___________ Common Units representing limited partner interests in the Partnership (the "Firm Units"). The Partnership has also agreed to grant to the Underwriters an option (the "Option") to purchase up to an aggregate of ___________ additional Common Units (the "Option Units") on the terms and for the purposes set forth in the Underwriting Agreement. The Firm Units and the Option Units are hereinafter collectively referred to as the "Units." This Agreement is the Price Determination Agreement referred to in the Underwriting Agreement.

         Pursuant to Section 1 of the Underwriting Agreement, the undersigned agrees with the Representatives as follows:

         The public offering price per Unit shall be $_____.

         The purchase price per Firm Unit to be paid by the several Underwriters shall be $_____ representing an amount equal to the public offering price set forth above, less $___ per Unit.

         The Partnership represents and warrants to each of the Underwriters that the representations and warranties of the Partnership set forth in Section 3 of the Underwriting Agreement are accurate, as though expressly made at and as of the date hereof.

         As contemplated by the Underwriting Agreement, attached as Schedule 1 is a completed list of the several Underwriters, which shall be a part of this Agreement and the Underwriting Agreement.

         THIS AGREEMENT SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE.

         If the foregoing is in accordance with your understanding of the agreement among the Underwriters and the Partnership, please sign and return to the Partnership a counterpart hereof, whereupon this instrument along with all counterparts and together with the Underwriting Agreement shall be a binding agreement among the Underwriters and the Partnership in accordance with its terms and the terms of the Underwriting Agreement.


                                    Very truly yours,

                                    STAR GAS PARTNERS, L.P.

                                    By: STAR GAS CORPORATION, as General Partner

                                    By: ________________________________________
                                        Name:
                                        Title:

Confirmed as of the date
   first above mentioned:

PAINEWEBBER INCORPORATED
CIBC OPPENHEIMER CORP.
DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
A.G. EDWARDS & SONS, INC.
LEHMAN BROTHERS INC.
PRUDENTIAL SECURITIES INCORPORATED
DAIN RAUSCHER WESSELS, A DIVISION OF DAIN RAUSCHER INCORPORATED
 Acting on behalf of themselves
 and as the Representatives
 of the other several Underwriters
 named in Schedule I to the Underwriting Agreement.



By: PAINEWEBBER INCORPORATED


By:____________________________________
    Name:
    Title:

                                                                       EXHIBIT B


                                 SUBSIDIARIES
                                 ------------

                                                                       EXHIBIT C

                                                              ____________, 1999


PAINEWEBBER INCORPORATED
CIBC OPPENHEIMER CORP.
DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
A.G. EDWARDS & SONS, INC.
LEHMAN BROTHERS INC.
PRUDENTIAL SECURITIES INCORPORATED
DAIN RAUSCHER WESSELS, A DIVISION OF DAIN RAUSCHER INCORPORATED
     As Representatives of the
     several Underwriters
c/o PaineWebber Incorporated
1285 Avenue of the Americas
New York, New York 10019

Dear Sirs:

     In consideration of the agreement of the several Underwriters, for which PaineWebber Incorporated, CIBC Oppenheimer Corp., Donaldson, Lufkin & Jenrette Securities Corporation, A.G. Edwards & Sons, Inc., Lehman Brothers Inc., Prudential Securities Incorporated and Dain Rauscher Wessels, a division of Dain Rauscher Incorporated (the "Representatives") intend to act as Representatives
to underwrite a proposed public offering (the "Offering") of             Common
Units (the "Common Units") of Star Gas Partners, L.P., a Delaware partnership (the "Partnership"), as contemplated by a registration statement with respect to such units filed with the Securities and Exchange Commission on Form S-3 (Registration No. 333-68329), the undersigned hereby agrees that the undersigned will not, for a period of 120 days after the commencement of the public offering of such units, without the prior written consent of PaineWebber Incorporated directly or indirectly offer, pledge, sell, contract to sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, or require any person to file with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 to register any Common Units or securities convertible into or exercisable or exchangeable for Common Units or warrants or other rights to acquire Common Units of which the undersigned is now, or may in the future become, the beneficial owner within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, other than in the case of the Partnership the Option Units, (other than pursuant to employee stock option plans as in existence on the date hereof or in connection with other employee incentive compensation arrangements consistent with past practice).

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                                             Very truly yours,



                                             By: _____________________________
                                                 Name:

Print Name: _________________

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                                                                       EXHIBIT D


Form of Opinion of
Counsel to the Partnership
--------------------------